The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-289589
Subject to Completion, Dated September 24, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 20, 2025)
        Shares of Class A Common Stock
Pre-Funded Warrants to Purchase         Shares of Class A Common Stock
We are offering           shares of our Class A common stock, at a price of $      per share, or, in lieu of shares of Class A common stock, pre-funded warrants to purchase           shares of our Class A common stock, at a price of $      per underlying share (which is equal to the price per share of Class A common stock being sold in this offering, minus $0.001, which is the exercise price per share of the pre-funded warrant).
Each pre-funded warrant will be immediately exercisable for shares of Class A common stock, subject to the beneficial ownership and other limitations described in the section “Description of Securities We Are Offering.” We refer to the Class A common stock underlying the pre-funded warrants as the warrant shares; and we refer to the shares and pre-funded warrants, together with the warrant shares, collectively, as the securities. This prospectus supplement also relates to the offering of the warrant shares. See “Description of Securities We Are Offering.”
Our Class A common stock is listed on The Nasdaq Global Market under the symbol “IMRX.” On September 23, 2025, the last reported sale price for our Class A common stock on The Nasdaq Global Market was $8.59 per share. There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Global Market, any other national securities exchange or any other recognized trading system.
On September 24, 2025, we entered into a securities purchase agreement with Aventis Inc. (referred to herein as the Investor), a wholly owned subsidiary of Sanofi, a French société anonyme, pursuant to which the Investor agreed to purchase, subject to certain conditions, up to $25.0 million of our Class A common stock, or in certain situations in lieu of shares of Class A common stock, shares of our non-voting Class B common stock, in a private placement. Under the terms of the securities purchase agreement, the private placement is subject to and contingent upon the closing of a firm commitment underwritten public offering by us of our Class A common stock that results in gross proceeds to us of at least $75.0 million and the pricing of which is publicly announced in a press release issued by us on or before September 26, 2025 (referred to herein as a qualified public offering), and is expected to close concurrent with the completion of the qualified public offering. The purchase price per share of Class A common stock (or per share of Class B common stock in lieu of Class A common stock) shall be the public offering price per share at which our Class A common stock is sold to the public in the qualified public offering. We intend that this offering shall constitute the qualified public offering. The sale of the shares in the concurrent private placement will not be registered under the Securities Act of 1933, as amended, or the Act. The closing of this offering is not conditioned upon the closing of the concurrent private placement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Investing in our securities involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement concerning factors you should consider before investing in our securities.
	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)
We have agreed to pay the underwriters a commission equal to 6.0% of the aggregate gross proceeds from the sale of the securities in this offering. We have also agreed to reimburse the underwriters for certain of their expenses. See “Underwriting” beginning on page S-26 of this prospectus supplement for more information about these arrangements.

We have granted the underwriters the option to purchase up to         additional shares of our Class A common stock from us at the public offering price, less underwriting discounts and commissions. The underwriters may exercise this right at any time, in whole or in part, within 30 days following the date of this prospectus supplement.
The underwriters expect to deliver the shares of Class A common stock (or pre-funded warrants in lieu thereof) to investors on or about         , 2025. The shares of Class A common stock will be delivered in book-entry form through the facilities of The Depository Trust Company on or about         , 2025. The pre-funded warrants will be delivered to purchasers in certificated form.
Joint Bookrunners
Leerink Partners Oppenheimer & Co.
The date of this prospectus supplement is         , 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the securities offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the Securities and Exchange Commission, or the SEC, subsequent to the date of this prospectus supplement. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement or any free writing prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time various securities, including the Class A common stock and pre-funded warrants that we are offering under this prospectus supplement and the accompanying prospectus. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, including the information incorporated by reference, the exhibits filed with the SEC, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or incorporated herein or therein by reference and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We and the underwriters are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of those respective documents, or of any sale of our shares of Class A common stock or pre-funded warrants. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section titled “Where You Can Find More Information; Incorporation by Reference” below.
The industry and market data contained or incorporated by reference into this prospectus supplement are based on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts included or incorporated by reference in this prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.
When we refer to “Immuneering,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Immuneering Corporation and its consolidated subsidiaries, unless otherwise specified. In this prospectus supplement, we refer to the Class A common stock underlying the pre-funded warrants as the warrant shares; and we refer to the shares of Class A common stock and pre-funded warrants, together with the warrant shares, collectively, as the securities. This prospectus supplement also relates to the offering of the warrant shares. See “Description of Securities We Are Offering.” When we refer to “you,” we mean the potential holders of the securities being offered hereby.

We use our trademarks and our logo in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the “®” and “™” symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, including without limitation statements regarding our plans to develop, manufacture and commercialize our product candidates (including whether as potential monotherapies or in combination with other therapeutic agents), the design, timing, disclosure of data, or outcome of our ongoing or planned preclinical studies or clinical trials involving atebimetinib (also referred to as IMM-1-104), any of our other pipeline product candidates and any future product candidates, the clinical utility of our product candidates when administered alone or in combination with other therapeutic agents, the filing with, and approval by, regulatory authorities of our product candidates, the sufficiency of funds to operate our business and related expected cash runway, our ability to continue as a going concern, our plans regarding raising additional capital and the use of proceeds from this offering, are forward-looking statements.
The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement. These risks and uncertainties include, but are not limited to:
•
our limited operating history;

•
our history of operating losses;

•
our ability to continue as a going concern for a period of at least one year from the date of issuance of the financial statements appearing within the Quarterly Report on Form 10-Q filed for the period ended June 30, 2025 and our future capital needs;

•
our ability to raise the substantial additional capital that will be required to finance our operations;

•
the difficulty of obtaining regulatory approval for any of our current or future product candidates;

•
our ability to submit an Investigational New Drug application, or IND, or IND amendments or comparable documents in foreign jurisdictions in order to commence clinical trials on the timelines we expect;

•
our limited experience in designing and conducting clinical trials;

•
the timing of the initiation, progress and potential results of our ongoing and planned preclinical studies and clinical trials and our research programs, including our ongoing Phase 1/2a clinical trial of atebimetinib and planned registrational trial of atebimetinib in combination with modified gemcitabine/nab-paclitaxel in first-line pancreatic cancer;

•
our ability to successfully complete our clinical trials, including our ongoing Phase 1/2a clinical trial of atebimetinib and planned registrational trial of atebimetinib in combination with modified gemcitabine/nab-paclitaxel in first-line pancreatic cancer;

•
the risk of substantial delays in completing, if at all, the development and commercialization of our current or future product candidates;

•
risks related to adverse events, toxicities or other undesirable side effects caused by our current or future product candidates;

•
the risk of delays or difficulties in the enrollment and/or maintenance of patients in clinical trials;

•
our substantial reliance on the successful development of our current and future product candidates, as well as our platform, including our proprietary technologies;

•
risks related to competition in our industry;

•
the market opportunity for our product candidates, if approved;

•
risks related to manufacturing;

•
risks related to our reliance on third parties;

•
risks related to our intellectual property;

•
risks related to ongoing and future pandemics or other widespread adverse health events; and

•
other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are described under the heading “Risk Factors” contained in this prospectus supplement and in the documents incorporated by reference herein.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our securities. Therefore, you should read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our securities. You should carefully consider the information set forth under “Risk Factors” beginning on page S-9 of this prospectus supplement and incorporated by reference to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.
Our Company
We are a clinical-stage oncology company outpacing cancer to help patients outlive their disease. We aim to achieve this goal through Deep Cyclic Inhibition®, or DCI, of clinically-validated core signaling pathways such as the mitogen-activated protein kinase, or MAPK, pathway, impacting cancer cells while sparing healthy cells. Our inclusive approach differentiates us from chronically targeted precision therapies, which are generally limited by toxicity, resistance and/or application to specific mutations only.
We are currently evaluating our lead product candidate, atebimetinib (also referred to as IMM-1-104), in a Phase 1/2a clinical trial in patients with advanced or metastatic solid tumors. Atebimetinib is being developed as a once-daily oral deep cyclic inhibitor of the MAPK signaling pathway, specifically at the level of mitogen-activated protein kinase kinase, or MEK. Atebimetinib is designed to improve tolerability and expand indications beyond currently registered MEK inhibitors to include RAS-driven tumors such as most pancreatic cancers.
DCI is a novel mechanism that aims to deprive tumor cells of the sustained proliferative signaling required for rapid growth, while sparing healthy cells through a cadenced, normalized level of signaling. This mechanism was engineered using our proprietary informatics-based discovery platform. The development of our pipeline is translationally guided by our proprietary, human-aligned 3D tumor modeling platform that we combine with bioinformatics-driven patient profiling, which we believe has the potential to increase the probability of success in clinical development versus traditional drug development approaches. Our pipeline also includes a discovery program targeting RAS, an undisclosed target, and other small molecule drug discovery programs.
Recent Developments
Atebimetinib
On September 24, 2025, we announced updated interim data from our ongoing Phase 2a clinical trial arm evaluating atebimetinib, a once-daily oral MEK inhibitor, in combination with modified Gemcitabine/nab-Paclitaxel, or mGnP, in first-line pancreatic cancer patients, which is part our ongoing Phase 1/2a clinical trial of atebimetinib in patients with advanced RAS- and/or RAF-mutant solid tumors.
We announced that, as of a cutoff date of August 26, 2025 (referred to herein as the Cutoff Date), 86% overall survival, or OS, and 53% progression free survival, or PFS, were observed in the initial intent-to-treat population of 34 patients dosed at the 320 mg once-daily dose level of atebimetinib in combination with mGnP (referred to herein as the 320 mg ITT Population), with a median follow up time of nine months. Estimates of standard of care (described below) suggest a ~47% OS and ~29% PFS at nine months. As of the Cutoff Date, the median OS of the 320 mg ITT Population had not been reached and the median PFS was 9.6 months.
As of the Cutoff Date, 94% OS and 70% PFS were observed in the 320 mg ITT Population at six months. The standard of care (described below) reported a 67% OS and 44% PFS at six months.
All data reported by us were from the same patient cohort (N=34) as we previously reported in June 2025.
The estimates of (and other references to) standard of care set forth above with respect to the nine-month follow-up data were extrapolated and reconstructed by us based on the publicly available third-party MPACT pivotal trial data for gemcitabine/nab-paclitaxel. The estimates of (and other references to) standard of care set forth above with respect to the six-month follow-up data were reported out directly from the publicly available third-party MPACT pivotal trial data for gemcitabine/nab-paclitaxel. Our Phase 1/2a clinical trial of atebimetinib does not include a head-to-head comparison against any other agents, and caution should be exercised when comparing data across trials.
We also announced that, as of the Cutoff Date, atebimetinib in combination with mGnP continued to be generally well tolerated. As of the Cutoff Date, Grade ≥ 3 treatment-emergent adverse events, or TEAEs, observed in 10% or greater of patients in the 320 mg ITT Population consisted of Anemia (eight patients or 24%) and Neutropenia (six patients or 18%). Grade ≥ 3 TEAEs observed in less than 10% of patients in the 320 mg ITT Population consisted of Fatigue (6%), Vomiting (3%), Febrile Neutropenia (3%), Hypokalemia (3%) and Nausea (3%). No Grade 5 TEAEs were observed in this patient population and no new safety signals were identified.
We expect the following near-term anticipated milestones related to atebimetinib:
•
Regulatory feedback on our pivotal Phase 3 clinical trial plans in the fourth quarter of 2025.

•
An announcement of further updated OS and PFS data from first-line pancreatic cancer patients (N=34) treated with atebimetinib in combination with mGnP, including at a scientific conference in 2026.

•
Subject to the regulatory feedback described above, the initiation of a pivotal Phase 3 trial of atebimetinib in combination with mGnP in first-line pancreatic cancer by the end of 2025, and the dosing the first patient therein by mid-2026.

•
Subject to additional regulatory feedback, the initiation of additional atebimetinib clinical trial combination arms in 2026, including in non-small cell lung cancer.

Concurrent Private Placement
On September 24, 2025, we entered into a securities purchase agreement with Aventis Inc. (referred to herein as the Investor), a wholly owned subsidiary of Sanofi, a French société anonyme, pursuant to which the Investor agreed to purchase, subject to certain conditions, up to $25.0 million of our Class A common stock, or in certain situations in lieu of shares of Class A common stock, shares of our non-voting Class B common stock, in a private placement. Under the terms of the securities purchase agreement, the private placement is subject to and contingent upon the closing of a firm commitment underwritten public offering by us of our Class A common stock that results in gross proceeds to us of at least $75.0 million and the pricing of which is publicly announced in a press release issued by us on or before September 26, 2025 (referred to herein as a qualified public offering), and is expected to close concurrent with the completion of the qualified public offering. The purchase price per share of Class A common stock (or per share of Class B common stock in lieu of Class A common stock) shall be the public offering price per share at which our Class A common stock is sold to the public in the qualified public offering. We intend that this offering shall constitute the qualified public offering. The sale of the shares in the concurrent private placement will not be registered under the Securities Act of 1933, as amended, or the Act. The closing of this offering is not conditioned upon the closing of the concurrent private placement.
Corporate Information
The mailing address for our principal executive office is 245 Main Street, Second Floor, Cambridge, MA 02142 and our telephone number is (617) 500-8080. Our website address is www.immuneering.com. The information contained in or accessible from our website is not incorporated into this prospectus supplement, and you should not consider it part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING
Class A common stock offered by us
          shares of our Class A common stock.
Pre-funded warrants to be offered by us
We are also offering, in lieu of Class A common stock to investors, pre-funded warrants to purchase shares of our Class A common stock. The purchase price of the pre-funded warrants will equal the price per share at which the shares of our Class A common stock are being sold to the public in this offering, minus $0.001, which is the per share exercise price of the pre-funded warrants. Each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to a beneficial limitation. See “Description of Securities We Are Offering.” This prospectus supplement also relates to the offering of the shares of our Class A common stock issuable upon exercise of the pre-funded warrants.
Underwriters’ option to purchase additional Class A common stock
We have granted the underwriters an option to purchase up to       additional shares of our Class A common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Concurrent private placement
We have entered into a securities purchase agreement with the Investor, pursuant to which the Investor agreed to purchase, subject to certain conditions, up to $25.0 million of our Class A common stock, or in certain situations in lieu of shares of Class A common stock, shares of our non-voting Class B common stock, in a private placement. Under the terms of the securities purchase agreement, the private placement is subject to and contingent upon the closing of a qualified public offering, and is expected to close concurrent with the completion of the qualified public offering. The purchase price per share of Class A common stock (or per share of Class B common stock in lieu of Class A common stock) shall be the public offering price per share at which our Class A common stock is sold to the public in the qualified public offering. We intend that this offering shall constitute the qualified public offering.
Class A common stock to be outstanding after this offering and the concurrent private placement shares of Class A common stock (assuming all of the pre-funded warrants issued in this offering are exercised and all of the shares issued in the concurrent private placement are shares of Class A common stock).
Use of proceeds
We estimate that our net proceeds from this offering and the concurrent private placement will be approximately $      million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering and the concurrent private placement to advance the preclinical and clinical development of our product candidates and for working capital and other general corporate purposes.

Risk factors
You should read the “Risk Factors” section beginning on page S-9 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our securities.
Nasdaq Global Market
symbol
“IMRX”. We do not intend to list the pre-funded warrants or any shares of Class B common stock on Nasdaq or any other nationally recognized securities exchange or trading system.
The number of shares of our Class A common stock to be outstanding after this offering and the concurrent private placement is based on 35,987,306 shares of our Class A common stock and no shares of our Class B common stock outstanding as of June 30, 2025 and excludes:
•
8,405,371 shares of Class A common stock issuable upon exercise of stock options outstanding under our equity incentive plans as of June 30, 2025 at a weighted average exercise price of $3.78 per share;

•
937,983 shares of Class A common stock reserved for future issuance under our 2021 Incentive Award Plan as of June 30, 2025;

•
1,051,390 shares of Class A common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan as of June 30, 2025;

•
382,000 shares of Class A common stock reserved for future issuance under our 2025 Employment Inducement Award Plan as of June 30, 2025; and

•
5,251,349 outstanding shares of Class A common stock 1,077,764 shares of Class A common stock issuable upon exercise of outstanding pre-funded warrants with an exercise price of $0.001 per share, and 2,848,096 shares of Class A common stock issuable upon exercise of outstanding purchase warrants with an exercise price of $5.50 per share, in each case, issued on August 26, 2025 pursuant to the terms of that certain securities purchase agreement, dated as of August 21, 2025, by and among us and the purchasers party thereto.

Unless otherwise indicated, this prospectus supplement reflects and assumes the following:
•
no exercise of the outstanding options described above;

•
no exercise of the pre-funded warrants that we are offering in this offering in lieu of Class A common stock to certain investors; and

•
no exercise by the underwriters of their option to purchase additional shares of our Class A common stock.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 10-K for the year ended December 31, 2024 incorporated by reference in this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this prospectus supplement.
Risks Related to this Offering
If you purchase securities sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your investment. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The price per share of our securities being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. The sale of           shares of Class A common stock (or pre-funded warrants to purchase shares of Class A Common Stock in lieu thereof) in this offering and            shares of Class A common stock in the concurrent private placement (assuming that all shares issued in the concurrent private placement are shares of Class A common stock), in each case, for $      per share (or $       per underlying pre-funded warrant share) (including the shares of Class A common stock issuable upon exercise of the pre-funded warrants and resulting proceeds, but excluding any resulting accounting associated with the pre-funded warrants), after deducting underwriting discounts and commissions and estimated offering expenses and private placement fees payable by us, will result in new investors in this offering incurring immediate dilution of $     per share of Class A common stock as of June 30, 2025. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our shares of common stock, our then existing shareholders may experience dilution and the new securities may have rights senior to those of our shares of Class A common stock offered in this offering.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds from this offering to advance the preclinical and clinical development of our product candidates and for working capital and other general corporate purposes. See the section entitled “Use of Proceeds” on page S-12 of this prospectus supplement. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.
We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Class A common stock.
We have never declared or paid any cash dividends on our common stock and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in our securities will depend upon any future appreciation in the value of our Class A common stock. There is no guarantee that our Class A common stock will appreciate in value or even maintain the price at which you purchased them.
Future sales or issuances of our Class A common stock in the public markets, or the perception of such sales, could depress the trading price of our Class A common stock.
The sale of a substantial number of shares of our Class A common stock or other securities convertible into or exchangeable for our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Class A common stock pursuant to one or more separate offerings, including pursuant to our “at-the-market” program. We cannot predict the effect that future sales of Class A common stock or other equity-related securities would have on the market price of our Class A common stock.
Sales of a substantial number of our Class A common stock by our existing shareholders in the public market could cause our stock price to fall.
If our existing shareholders sell, or indicate an intention to sell, substantial amounts of our Class A common stock in the public market, the trading price of our Class A common stock could decline. In addition, a substantial number of shares of Class A common stock that are subject to outstanding options are or will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. If these additional shares of Class A common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our Class A common stock could decline.
We, our executive officers and our directors have agreed that, subject to certain exceptions, during the period ending 60 days after the date of this prospectus supplement, they will not, and will not publicly disclose an intention to, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our Class A common stock or securities convertible into or exercisable or exchangeable for any of our Class A common stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Class A common stock, whether any of these transactions are to be settled by delivery of our Class A common stock or other securities, in cash or otherwise, without, in each case, the prior written consent of Leerink Partners, who may release any of the securities subject to these lock-up agreements at any time without notice. Notwithstanding the above, we may sell shares under our “at-the-market” program 30 days after the date of this prospectus supplement provided that such shares are being sold at a price that is higher than the public offering price in this transaction. Exceptions to the lock-up restrictions are described in more detail in this prospectus supplement under the caption “Underwriting.”
There is no public market for the pre-funded warrants being offered in this offering.
There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants will be limited.
We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.
Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.
A holder of the pre-funded warrants purchased in this offering will have no rights as a holder of our Class A common stock with respect to the shares of Class A common stock underlying such warrants until such holder exercises the pre-funded warrants and acquires our common stock.
Until a holder of our pre-funded warrants acquire shares of our Class A common stock upon exercise of such warrants, such holder will have no rights with respect to the shares of our Class A common stock underlying such warrants, including with respect to dividends and voting rights. Upon exercise of the pre-funded warrants, such holder will be entitled to exercise the rights of a holder of our Class A common stock with respect to the shares of Class A common stock underlying such warrants only as to matters for which the record date occurs after the exercise date.
If we do not maintain a current and effective registration statement relating to the shares of our Class A common stock issuable upon exercise of the pre-funded warrants, holders will only be able to exercise such warrants on a “cashless basis.”
If we do not maintain a current and effective registration statement relating to the shares of our Class A common stock issuable upon exercise of the pre-funded warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of our Class A common stock that holders will receive upon exercise of the pre-funded warrants will be fewer than it would have been had such holder exercised such warrants for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations.
Significant holders or beneficial holders of our Class A common stock may not be permitted to exercise the pre-funded warrants that they hold.
Significant holders or beneficial holders of our Class A common stock may not be permitted to exercise the pre-funded warrants that they hold. A holder of the pre-funded warrants will not be entitled to exercise any portion of such warrants which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of such holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of such holder, 9.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Such percentage may be increased by the holder of the pre-funded warrants to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $      million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We estimate that the net proceeds from the concurrent private placement will be $      million after deducting estimated private placement fees payable by us.
We intend to use the net proceeds from this offering and the concurrent private placement to advance the preclinical and clinical development of our product candidates and for working capital and other general corporate purposes.
Based on our current plans, we believe our existing cash and cash equivalents and marketable securities, together with the net proceeds from this offering and the concurrent private placement, will be sufficient to fund our operating expenses and capital expenditure requirements into          . The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain all available funds and future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, potential future debt instruments may materially restrict our ability to pay dividends on our common stock. Payment of future cash dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of current or then-existing debt instruments and other factors the board of directors deems relevant.

DILUTION
If you invest in our securities, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering and the concurrent private placement. The net tangible book value of shares of our common stock as of June 30, 2025 was $18.4 million, or $0.51 per share, based upon 35,987,306 shares of our Class A common stock and no shares of our Class B common stock outstanding as of June 30, 2025. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2025.
After giving effect to the sale of           shares of Class A common stock (or pre-funded warrants to purchase shares of Class A Common Stock in lieu thereof) in this offering (including the shares of Class A common stock issuable upon exercise of the pre-funded warrants and resulting proceeds, but excluding any resulting accounting associated with the pre-funded warrants) and           shares of Class A common stock in the concurrent private placement (assuming that all shares issued in the concurrent private placement are shares of Class A common stock), after deducting the underwriting discounts and commissions and estimated offering expenses and private placement fees payable by us, our as adjusted net tangible book value per share of common stock as of June 30, 2025 would have been $      million, or $      per share. This represents an immediate increase in net tangible book value of $      per share to our existing holders and an immediate decrease in net tangible book value of $      per share to new investors in this offering.
Dilution per share to new investors is determined by subtracting as-adjusted net tangible book value per share after giving effect to this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis.
Public offering price per share (or pre-funded warrant share in lieu thereof, plus the exercise price thereof)		$
Net tangible book value per share as of June 30, 2025	$0.51
Increase in net tangible book value per share attributable to the offering and the concurrent private placement

As adjusted net tangible book value per share after giving effect to the offering (including the shares of Class A common stock issuable upon exercise of the pre-funded warrants and resulting proceeds, but excluding any resulting accounting associated with the pre-funded warrants) and the concurrent private placement (assuming that all shares issued in the concurrent private placement are shares of Class A common stock)

Dilution per share to new investors participating in the offering		$
The number of shares of our common stock to be outstanding immediately after this offering is based on 35,987,306 shares of our Class A common stock and no shares of our Class B common stock outstanding as of June 30, 2025 and excludes:
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8,405,371 shares of Class A common stock issuable upon exercise of stock options outstanding under our equity incentive plans as of June 30, 2025 at a weighted average exercise price of $3.78 per share;

•
937,983 shares of Class A common stock reserved for future issuance under our 2021 Incentive Award Plan as of June 30, 2025;

•
1,051,390 shares of Class A common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan as of June 30, 2025;

•
382,000 shares of Class A common stock reserved for future issuance under our 2025 Employment Inducement Award Plan as of June 30, 2025; and

•
5,251,349 outstanding shares of Class A common stock 1,077,764 shares of Class A common stock issuable upon exercise of outstanding pre-funded warrants with an exercise price of $0.001, and 2,848,096 shares of Class A common stock issuable upon exercise of outstanding purchase warrants with an exercise price of $5.50 per share, in each case, issued on August 26, 2025 pursuant to the terms of that certain securities purchase agreement, dated as of August 21, 2025, by and among us and the purchasers party thereto.
The foregoing table does not give effect to the exercise of any options outstanding as of June 30, 2025. To the extent options or warrants are exercised, there may be further dilution to new investors. The foregoing table includes the shares of Class A common stock issuable upon exercise of the pre-funded warrants and resulting proceeds, but excludes any resulting accounting associated with the pre-funded warrants. The foregoing table assumes that all shares issued in the concurrent private placement will be shares of Class A common stock.

CONCURRENT PRIVATE PLACEMENT
On September 24, 2025, we entered into a securities purchase agreement (referred to herein as the Purchase Agreement) with Aventis Inc. (referred to herein as the Investor), a wholly owned subsidiary of Sanofi, a French société anonyme, pursuant to which we, in a private placement transaction, or the Private Placement, agreed to issue and sell to the Investor $25.0 million of shares of our Class A common stock, or the Class A Shares, or in certain circumstances in lieu of Class A Shares, shares of our non-voting Class B common stock, or the Class B Shares, subject to and contingent upon the closing of a firm commitment underwritten public offering of Class A common stock by us that results in gross proceeds to us of at least $75.0 million and the pricing of which is publicly announced in a press release issued by us on or before September 26, 2025 (referred to herein as a qualified public offering). The price per share will be the price per share of Class A common stock to the public in the qualified public offering as set forth on the cover of the definitive prospectus related to the qualified public offering. To the extent any Class B Shares are issued and sold in the Private Placement, the conversion of such Class B Shares into shares of Class A common stock will be subject to the Beneficial Ownership Limitation (as defined below). We do not intend to list the Class B common stock on The Nasdaq Global Market or any other nationally recognized securities exchange or trading system.
We intend that this offering shall constitute the qualified public offering. Accordingly, the closing of the Private Placement is contingent upon this offering constituting a qualified public offering and the closing of this offering, and is expected to occur substantially concurrently with the closing of this offering, subject to the satisfaction of customary closing conditions.
Pursuant to the Purchase Agreement, we also agreed to (i) notify the Investor within three business days of our engaging in discussions with any third party regarding, or our board of directors authorizing us to pursue or initiate a process to pursue, any transaction that would be reasonably expected to result in a change of control of us or an affiliate of us (referred to a Change of Control) or any other license, sale, assignment, transfer, grant or other disposition of our or an affiliate’s rights to research, develop, manufacture, commercialize, or otherwise exploit atebimetinib (referred to herein as a Covered Transaction and, collectively, a Strategic Transaction Process), (ii) provide the Investor the opportunity to participate in such Strategic Transaction Process subject to customary confidentiality and other undertakings on substantially the same procedural terms and timeframe as other participants, and (iii) for a period of 120 days following the date of the Purchase Agreement, not enter into any Covered Transaction or commence, continue, or otherwise engage in any discussions, or negotiate with any third party, to enter into any Covered Transaction (provided that this provision shall not limit the entry by us into, or any engagement in discussion or negotiations with any third party regarding, a Change of Control transaction). These provisions contain customary confidentiality restrictions and limitations on disclosure obligations, and will terminate upon the earlier of: (a) such time as the Investor and its affiliates no longer hold at least 50% of the securities purchased from us pursuant to the Purchase Agreement, (b) 90 days after the public release of the topline results of the overall survival of the Phase 3 clinical trial of atebimetinib in pancreatic cancer, (c) the liquidation, dissolution or winding-up of the affairs of us, or the consummation of any Change of Control or any other deemed liquidation event of us and (d) such time as all development activities with respect to atebimetinib have been terminated.
In addition, pursuant to the Purchase Agreement, the Investor agreed (i) until the date that is six months after the closing date of the Private Placement, to be subject to customary lock-up restrictions with respect to sales of shares of our common stock (or similar transactions with the same economic effect), subject to certain customary exceptions, (ii) until the first anniversary of the closing date of the Private Placement, to be subject to stand-still restrictions with respect to acquisitions of shares of our common stock and similar activities, subject to certain customary exceptions and fall-away provisions, and (iii) until the first anniversary of the closing date of the Private Placement or such earlier time as the stand-still restrictions shall have fallen away, vote with respect to all voting securities of us as to which it is entitled to vote in accordance with the recommendation of a majority of our board of directors.
Under the terms of the Purchase Agreement, notwithstanding anything set forth in our certificate of incorporation, the Investor will not be entitled to exercise any conversion of Class B Shares into shares of Class A common stock if, upon giving effect to such conversion, the aggregate number of shares of Class A common stock beneficially owned by the Investor (together with its affiliates, any other persons acting as a group together with the Investor or any other attribution party with respect the Investor) would exceed 4.99% of the number of shares of Class A common stock outstanding immediately after giving effect to such conversion, as such percentage ownership is determined in accordance with the terms of the Purchase Agreement, which percentage may be increased at the Investor’s election upon 61 days’ notice to us, provided that such percentage may in no event exceed 9.9% (the “Beneficial Ownership Limitation”).
Leerink Partners LLC and Oppenheimer & Co. Inc. are acting as placement agents in connection with the concurrent private placement and will receive a 6.0% of the aggregate gross proceeds from the sale of the securities in the concurrent private placement.
The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws, as a transaction by an issuer not involving a public offering. The Investor represented that it was acquiring the shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares to be sold in the concurrent private placement have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Appropriate legends will be affixed to the securities issued in the concurrent private placement.
The summary above is not complete and is subject to, and qualified in its entirety by, the provisions of the Purchase Agreement, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with the concurrent private placement and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the Purchase Agreement for a complete description of the terms and conditions of the Purchase Agreement.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants. This prospectus supplement also relates to the offering of the shares of our Class A common stock issuable upon exercise of the pre-funded warrants.
Class A Common Stock
The material terms and provisions of our Class A common stock and each other class of our securities that qualifies or limits our Class A common stock are described under the caption “Description of Capital Stock” starting on page 8 of the accompanying prospectus.
Pre-Funded Warrants
Form
The pre-funded warrants will be issued as individual warrant agreements to the holders. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.
Term and Exercisability
Each pre-funded warrant will be exercisable on a cash or cashless basis at the holder’s discretion, on or after the original issue date thereof, with an exercise price of $0.001 per share. Each pre-funded warrants will expire on the date such pre-funded warrant is exercised in full.
Cashless Exercise
Holders of the pre-funded warrants may cashless exercise such warrants, and if at the time of exercise thereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares underlying the pre-funded warrants to the holder thereof, may only cashless exercise such warrants, in each case, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the exercise price. Upon such cashless exercise, we will issue the holder the number of shares of Class A common stock determined according to a formula set forth in the pre-funded warrant. No fractional shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares that would otherwise be issuable, the number of shares of Class A common stock to be issued shall be rounded down to the next whole number.
Exercise Limitations
The exercisability of the pre-funded warrants is subject to certain limitations. A holder will be prohibited from exercising any portion of such warrants if immediately prior to or following such exercise such holder (together with its affiliates) would beneficially own more than 4.99% or 9.99%, at the option of the initial holder (or up to 19.99% at the election of the holder) of our issued and outstanding Class A common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to us.
Exercise Price
The exercise price per share of our Class A common stock purchasable upon the exercise of the pre-funded warrants is $0.001. The exercise price of the pre-funded warrants and the number of shares of our Class A common stock issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon certain pro rata distributions to our stockholders for no consideration. The exercise price of the pre-funded warrants will not be adjusted below the par value of our common stock.
Transferability
Subject to applicable laws, the pre-funded warrants may be transferred or assigned without our consent.
Exchange Listing
There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.
Fundamental Transactions
Upon the consummation of a fundamental transaction (as described in the pre-funded warrant, and generally including any merger or consolidation with or into another person in which we are not the surviving entity, the sale of all or substantially all of our assets, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power of our outstanding common stock, or any reclassification or compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property), the holders of the pre-funded warrant will have the right to receive, upon exercise of the pre-funded warrant, the same amount and kind of securities, cash or property that such holders would have been entitled to receive had they exercised the pre-funded warrant immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the warrant.
No Rights as a Stockholder
Except by virtue of such holder’s ownership of shares of our Class A common stock, and except for the right to participate in certain dividends and distributions, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our Class A common stock, including any voting rights, until such holder receives shares of our Class A common stock upon the due exercise of a pre-funded warrant.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain U.S. federal income tax consequences of the purchase, ownership, and disposition of our Class A common stock and pre-funded warrants issued pursuant to this offering, and the warrant shares received upon exercise of the pre-funded warrants (together, our “Securities”), but does not purport to be a complete analysis of all potential tax effects. For example, this discussion does not address any tax consequences to holders of a “fundamental transaction” as described in this prospectus supplement. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of Securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Securities.
This discussion is limited to holders of Securities that hold our Securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding our Securities as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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brokers, dealers, or traders in securities;

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regulated investment companies or real estate investment trusts;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons deemed to sell our Securities under the constructive sale provisions of the Code;

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persons who have elected to mark securities to market;

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persons who hold or receive our Securities pursuant to the exercise of any employee stock option or otherwise as compensation;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to the Securities being taken into account in an “applicable financial statement” (as defined in the Code);

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tax-qualified retirement plans; and

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Treatment of Pre-funded Warrants
Although not free from doubt, a pre-funded warrant should be treated as a share of our Class A common stock for U.S. federal income tax purposes, and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of Class A common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant ( except in the case of a cashless exercise, the treatment of which for U.S. federal income tax purposes is not clear), upon exercise, the holding period of a pre-funded warrant should carry over to the share of Class A common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of Class A common stock received upon exercise, increased by the exercise price. The discussion below assumes the characterization described above is respected for U.S. federal income tax purposes. Holders should consult their tax advisors regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including alternative characterizations).
Tax Considerations Applicable to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Securities that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock (other than certain distributions of Class A common stock), such distributions generally will constitute dividends to U.S. Holders of our Securities to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its Class A common stock or pre-funded warrants, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our Class A common stock or pre-funded warrants, as applicable.

Sale or Other Taxable Disposition of Class A Common Stock or Pre-funded Warrants
Upon the sale or other taxable disposition of the Class A common stock or pre-funded warrants, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other taxable disposition and (ii) such U.S. Holder’s adjusted tax basis in the Class A common stock or pre-funded warrant. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in such Class A common stock or pre-funded warrant is more than one year at the time of the sale or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.
Constructive Distributions on Pre-funded Warrants
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, if at any time during the period in which a U.S. Holder holds pre-funded warrants, the exercise price or shares or other consideration issuable on conversion of the pre-funded warrants is adjusted as a result of certain events affecting our Class A common stock (or in certain circumstances, there is a failure to make adjustments), such adjustments may result in a deemed distribution that is taxable dividend to a U.S. Holder. Adjustments made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the pre-funded warrants however, generally will not result in a deemed distribution to a U.S. Holder. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments (or the non-occurrence of adjustments) to the exercise price and shares or other consideration issuable conversion of the pre-funded warrants.
It is unclear whether a constructive dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates as described above under “— Distributions.” It is also unclear whether corporate U.S. Holders would be entitled to claim the dividends received deduction with respect to any such deemed dividends. Generally, a U.S. Holder’s adjusted tax basis in a pre-funded warrant will be increased to the extent any such deemed distribution is treated as a dividend. U.S. Holders should consult their tax advisors on the effect a deemed distribution may have on their holding period in the pre-funded warrants.
We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders not exempt from reporting. Proposed Treasury Regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If finalized in their proposed form, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the exercise price adjustment over the fair market value of the right to acquire stock (after the exercise price adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may withhold the required amounts from, or set off the required amounts against, payments on the pre-funded warrants, payments on our Class A common stock or sales proceeds received by, or other funds or assets of, an investor, and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments (including constructive distributions) on the Securities or receives proceeds from the sale or other taxable disposition of the Securities. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:
•
fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
furnishes an incorrect taxpayer identification number;

•
is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, “Non-U.S. Holder” is any beneficial owner of our Securities that is neither a “U.S. person” nor an entity or an arrangement treated as a partnership for U.S. federal income tax purposes.
Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, if we do make distributions of cash or property (other than certain distributions of Class A common stock) on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock or pre-funded warrant, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend.
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Exercise of our Pre-funded Warrants
A Non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of pre-funded warrants. However, if a cashless exercise of pre-funded warrants results in a taxable exchange, as described above under “Treatment of Pre-funded Warrants,” the rules described below under “— Sale or Other Taxable Disposition” would apply.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Securities unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our Securities constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Securities, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Constructive Distributions on Our Pre-funded Warrants
As described in the section entitled “Dividend Policy,” we do not expect to pay any cash dividends to holders of our Class A common stock in the foreseeable future. However, if at any time during the period in which a Non-U.S. Holder holds pre-funded warrants, the exercise price or shares or other consideration issuable on conversion of the pre-funded warrants is adjusted as a result of certain events affecting our Class A common stock (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in a deemed distribution that is a taxable dividend to a Non-U.S. Holder. Adjustments made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the pre-funded warrants, however, generally will not result in a deemed distribution to a Non-U.S. Holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to, or other assets of, the Non-U.S. Holder. See the section above entitled “Tax Considerations Applicable to U.S. Holders — Constructive Dividends on Pre-funded Warrants.” Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments (or absence of adjustments) to the exercise price or shares or other consideration issuable on conversion of the pre-funded warrants.
Information Reporting and Backup Withholding
Payments of dividends on our Securities (including constructive dividends) will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions (including constructive distributions) on our Securities paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld.
In addition, proceeds of the sale or other taxable disposition of our Securities within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on (including constructive dividends paid on our Securities), or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Securities paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including constructive dividends). Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Securities.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated September    , 2025, between us and Leerink Partners LLC and Oppenheimer & Co. Inc. (the “underwriters”), we have agreed to sell to the underwriters, and the underwriters have agreed, to purchase from us,           shares of Class A common stock and pre-funded warrants to purchase        shares of Class A common stock.
Name	Number of Shares	Number of Pre-Funded Warrants
Leerink Partners LLC
Oppenheimer & Co. Inc.
Total:
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of Class A common stock and pre-funded warrants if any of the shares and pre-funded warrants are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their respective controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the shares of Class A common stock as permitted by applicable laws and regulations. However, none of the underwriters is not obligated to do so, and any of the underwriters may discontinue any market-making activities at any time without notice in their respective sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class A common stock that you will be able to sell any shares of Class A common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the shares of Class A common stock and pre-funded warrants subject to its acceptance of the shares of Class A common stock and warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have advised us that they propose to offer the shares of Class A common stock and the pre-funded warrants to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $       per share of Class A common stock and $       per warrant. After the offering, the public offering price and concession to dealers may be reduced by the underwriters. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Class A common stock:

Total
	Per Share	Per Pre-Funded Warrant	No Exercise	Full Exercise
Public offering price	$		$	$
Underwriting discounts and commissions to be paid by us:	$		$	$
Proceeds, before expenses, to us	$		$	$
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $      . In accordance with FINRA Rule 5110 these reimbursed expenses are deemed underwriting compensation for this offering.
We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $35,000.
Leerink Partners LLC and Oppenheimer & Co. Inc. are acting as placement agents in connection with the concurrent private placement and will receive a 6.0% of the aggregate gross proceeds from the sale of the securities in the concurrent private placement.
Option to Purchase Additional Shares
We have granted the underwriters the option to purchase up to additional shares of our Class A common stock from us at the public offering price, less underwriting discounts and commissions. The underwriters may exercise this right at any time, in whole or in part, within 30 days following the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table
Listing
Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the trading symbol “IMRX”. We do not intend to list the pre-funded warrants on Nasdaq, any other nationally recognized securities exchange or any other nationally recognized trading system.
No Sales of Similar Securities
We, our directors and officers have agreed that, without the prior written consent of the underwriters, they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”): (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common stock or any securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, or (3) make any demand for or exercise any right with respect to the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock. These restrictions do not apply in certain circumstances, subject to certain limitations and conditions set forth in the lock-up agreements, including:
(a)
transactions (including any swap, hedge, derivative or other synthetic arrangement) or public announcement relating to shares of our common stock or other securities acquired (i) in this offering or (ii) in open market or other transactions after the completion of this offering or that otherwise do not involve or relate to shares of our common stock or other securities owned by such party prior to this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period in connection with subsequent sales of our common stock or other securities acquired in this offering or in such open market or other transactions (it being understood that such party may make required filings on Schedule 13D, Schedule 13F, Schedule 13G and any amendments thereto during the restricted period);

(b)
transfers, dispositions or distributions of shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock (i) as a bona fide gift or charitable contribution, (ii) by will or intestacy or to a trust whose beneficiaries consist exclusively of one or more of such party and/or any immediate family member, (iii) to limited partners, general partners, members, stockholders or holders of similar equity interests in such party or (iv) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of such party, or to any investment fund or other entity controlling, controlled by, managing, managed by, or under common control or common investment management with, such party or affiliates of such party (including, for the avoidance of doubt, where such party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership); provided that (A) each transferee, donee or distributee shall sign and deliver a lock up agreement and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of our common stock, shall be voluntarily made during the restricted period and, if required, any filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction (it being understood that such party may make required filings on Schedule 13D, Schedule 13F, Schedule 13G and any amendments thereto during the restricted period);

(c)
transfers of shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement; provided that (i) any filing under Section 16(a) of the Exchange Act made during the restricted period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this clause (c) and (B) no securities were sold by such party, and (ii) such party does not otherwise voluntarily effect any other public filing or report regarding such transfers during the restricted period (it being understood that such party may make required filings on Schedule 13D, Schedule 13F, Schedule 13G and any amendments thereto during the restricted period);

(d)
the receipt by such party from us of shares of our common stock upon the transfer or disposition of shares of our common stock or any securities convertible into our common stock to us upon a vesting or settlement event of our securities or upon the exercise of options to purchase our securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options described herein or in the documents incorporated by reference, provided that (i) the shares received upon exercise or settlement of the option are subject to the terms of such lock up agreement, (ii) no public disclosure or filing under Section 16(a) of the Exchange Act shall be voluntarily made during the restricted period and (iii) to the extent a filing under Section 16(a) of the Exchange Act is required during the restricted period as a result of transfers pursuant to this clause (d), it shall clearly indicate that (A) the filing relates to the circumstances described in this clause (d), including that the securities remain subject to the terms of such lock up agreement and (B) no securities were sold by such party other than pursuant to this clause (d) (it being understood that such party may make required filings on Schedule 13D, Schedule 13F, Schedule 13G and any amendments thereto during the restricted period);

(e)
transfers to us in connection with the repurchase of shares of our common stock in connection with the termination of such party’s employment with us pursuant to contractual agreements with us, provided that no public disclosure or filing under Section 16(a) of the Exchange Act shall be voluntarily made during the restricted period and, if required, any public disclosure or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction (it being understood that such party may make required filings on Schedule 13D, Schedule 13F, Schedule 13G and any amendments thereto during the restricted period);

(f)
the issuance and sale of shares of Class A common stock pursuant to the Equity Distribution Agreement, dated August 13, 2025, by and between us and Piper Sandler & Co, as sales agent relating to the Company’s at-the-market sales program, following the 30-day period commencing as of the date hereof; provided that such shares of Common Stock are sold at a price per share not less than the public offering price;

(g)
the issuance and sale of the securities in the concurrent private placement;

(h)
the establishment of a trading plan on behalf of one of our shareholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided that (i) such plan does not provide for the transfer of our common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such party or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our common stock may be made under such plan during the restricted period; or

(i)
transfers pursuant to a bona fide third-party tender offer for all outstanding shares of our common stock, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of us and approved by our board of directors (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which such party may agree to transfer, sell, tender or otherwise dispose of our common stock or other such securities in connection with such transaction, or vote any shares of our common stock or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by such party shall remain subject to the provisions of this agreement.

Leerink Partners LLC, in its sole discretion may release the Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.
Stabilization
The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions, or syndicate covering transactions in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve short sales.
The underwriters may close out any short position by purchasing shares of our Class A common stock in the open market.
A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.
Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriters or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwrite may agree with us to allocate a specific number of shares of Class A common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwrites or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Disclaimers About Non-U.S. Jurisdictions
Australia
This prospectus supplement and the accompanying prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia:
A.   You confirm and warrant that you are either:
•
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•
a person associated with the Company under Section 708(12) of the Corporations Act; or

•
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

B.   You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
Canada
The Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of Class A common stock in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of Class A common stock. Accordingly any person making or intending to make an offer in that Member State of shares of Class A common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, in relation to such offer. Neither Immuneering Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of shares of Class A common stock in circumstances in which an obligation arises for Immuneering Corporation or the underwriters to publish a prospectus for such offer.
In relation to each Member State of the European Economic Area, each a (“Relevant State”), no shares of Class A common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Class A common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares of Class A common stock may be offered to the public in that Relevant State at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
In any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares of Class A common stock shall require Immuneering Corporation or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
In the case of any shares of Class A common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Class A common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined in the Prospectus Regulation or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares of Class A common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A common stock to be offered so as to enable an investor to decide to purchase any shares of Class A common stock.
United Kingdom
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of Class A common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares of Class A common stock. Accordingly any person making or intending to make an offer in the United Kingdom of shares of Class A common stock which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) in relation to such offer. Neither Immuneering Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of shares of common stock in circumstances in which an obligation arises for Immuneering Corporation or the underwriters to publish a prospectus for such offer.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares of Class A common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Class A common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Immuneering Corporation.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Class A common stock in, from or otherwise involving the United Kingdom.
No shares of Class A common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of Class A common stock which has been approved by the Financial Conduct Authority, except that the shares of Class A common stock may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA;

provided that no such offer of the shares of Class A common stock shall require Immuneering Corporation or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA.
In the case of any shares of Class A common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Class A common stock to the public other than their offer or resale the United Kingdom to qualified investors as so defined in the UK Prospectus Regulation or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression “offer to the public” in relation to any shares of Class A common stock means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of Class A common stock.
Hong Kong
Our Class A common stock has not been and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.57 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to our Class A common stock has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Israel
In the State of Israel this prospectus supplement and the accompanying prospectus shall not be regarded as an offer to the public to purchase Class A common stock under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions (the

“Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement and the accompanying prospectus or make, distribute or direct an offer to subscribe for our Class A common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the Class A common stock.
Accordingly, the Class A common stock has not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors or QII
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Class A common stock. The Class A common stock may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Class A common stock. The Class A common stock may only be transferred en bloc without subdivision to a single investor.
Singapore
This prospectus supplement and the accompanying prospectus has not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of shares of our Class A common stock in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of our Class A common stock may not be circulated or distributed, nor may shares of our Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where shares of our Class A common stock are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired shares of our Class A common stock except:
1.
to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

2.
where no consideration is or will be given for the transfer;

3.
where the transfer is by operation of law;

4.
as specified in Section 276(7) of the SFA; or

5.
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Latham & Watkins LLP. The underwriters are being represented by Sidley Austin LLP in connection with this offering.
EXPERTS
The consolidated financial statements of Immuneering Corporation as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 incorporated in this Preliminary Prospectus Supplement by reference from the Immuneering Corporation Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Preliminary Prospectus Supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.immuneering.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than any information therein furnished to, rather than filed with, the SEC):
•
Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025.

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2025.

•
Our Quarterly Reports on Form 10-Q for the three-month period ended March 31, 2025 filed with the SEC on May 5, 2025 and for the three-month period ended June 30, 2025 filed with the SEC on August 13, 2025.

•
Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 13, 2025, June 16, 2025, June 17, 2025, August 25, 2025 and September 24, 2025.

•
The description of our common stock filed as Exhibit 4.3 in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference in this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:
Immuneering Corporation
245 Main Street, Second Floor
Cambridge, MA 02142
(617) 500-8080
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS
IMMUNEERING CORPORATION
$300,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell up to $300,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A common stock is listed on the Nasdaq Global Market under the symbol “IMRX.” On August 12, 2025, the last reported sale price of our Class A common stock on the Nasdaq Global Market was $3.25 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 20, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $300,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Immuneering,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Immuneering Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We use our trademarks and our logo in this prospectus and the documents incorporated by reference. Solely for the convenience, trademarks and tradenames referred to in this prospectus appear without the “®” and “™” symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements including within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including without limitation statements regarding our plans to develop, manufacture and commercialize our product candidates, the design, timing, disclosure of data, or outcome of our ongoing or planned preclinical studies or clinical trials, the clinical utility of our product candidates, the filing with, and approval by, regulatory authorities of our product candidates, the sufficiency of funds to operate our business and related expected cash runway, our ability to continue as a going concern and our plans regarding raising additional capital, are forward-looking statements.
The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.immuneering.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025.

•
The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2025.

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 5, 2025 and August 13, 2025, respectively.

•
Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 13, 2025, June 16, 2025 and June 17, 2025.

•
The description of our common stock contained in the “Description of the Securities” filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Immuneering Corporation
245 Main Street, Second Floor
Cambridge, MA 02142
(617) 500-8080
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are a clinical-stage oncology company seeking to develop and commercialize more effective and better tolerated therapies for cancer patients. We aim to achieve this goal through Deep Cyclic Inhibition, or DCI, of clinically-validated core signaling pathways such as the mitogen-activated protein kinase, or MAPK, pathway, impacting cancer cells while sparing healthy cells. Our inclusive approach differentiates us from chronically targeted precision therapies, which are generally limited by toxicity, resistance and/or application to specific mutations only.
DCI is a novel mechanism that aims to deprive tumor cells of the sustained proliferative signaling required for rapid growth, while sparing healthy cells through a cadenced, normalized level of signaling. This mechanism was engineered using our proprietary informatics-based discovery platform. The development of our product candidate pipeline is translationally guided by our proprietary, human-aligned 3D tumor modeling platform that we combine with bioinformatics-driven patient profiling, which we believe has the potential to increase the probability of success in clinical development versus traditional drug development approaches.
Our product candidate pipeline includes our lead product candidate, atebimetinib (also known as IMM-1-104), which is being developed as a once-daily oral deep cyclic inhibitor of the MAPK signaling pathway, as well as a discovery program targeting RAS, an undisclosed target, and other small molecule drug discovery programs.
The mailing address for our principal executive office is 245 Main Street, Second Floor, Cambridge, MA 02142 and our telephone number is (617) 500-8080. Our website address is www.immuneering.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Our common stock is listed on the Nasdaq Global Market under the symbol “IMRX”.
We filed our amended and restated certificate of incorporation with the Secretary of State of Delaware on August 3, 2021.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our securities and certain provisions of our Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, and Amended and Restated Bylaws, or Bylaws, are summaries and are qualified in their entirety by reference to the full text of our Certificate of Incorporation and our Bylaws, each of which has been publicly filed with the SEC. We encourage you to read our Certificate of Incorporation and our Bylaws and the applicable provisions of the Delaware General Corporation Law, or the DGCL, for additional information.
Our authorized capital stock consists of:
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200,000,000 shares of Class A common stock, $0.001 par value per share;

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20,000,000 shares of Class B common stock, $0.001 par value per share; and

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10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock
Class A Common Stock
The holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our Class A common stock do not have any cumulative voting rights. Holders of our Class A common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our Class A common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our Class A common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.
Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.
Class B Common Stock
The Class B common stock is identical to our Class A common stock in all respects, except that the holders of our Class B common stock are not entitled to vote on shareholder matters except as required by law. In addition, holders of our Class B common stock have the right to convert each share of Class B common stock into one share of Class A common stock at the holder’s election, unless, as a result of such conversion, the holder and its affiliates would own more than 9.9% of the combined voting power of our outstanding share capital, and subject to certain additional restrictions as more particularly described in our Certificate of Incorporation. Shares of Class B common stock, once converted to shares of Class A common stock, may not be converted back into shares of Class B common stock.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of Class A common stock. The issuance of our preferred stock could adversely affect the voting power of holders of Class A common stock and the likelihood that such holders, including the holders of Class B common stock, will receive payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.
Choice of Forum
Our Certificate of Incorporation and Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders; (iii) any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws (as either may be amended from time to time); and (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our Certificate of Incorporation and Bylaws will also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action against us or any defendant arising under the Securities Act of 1933, as amended, or the Securities Act. Nothing in our Certificate of Incorporation and Bylaws preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.
If any action the subject matter of which is within the scope described above is filed in a court other than a court located within the State of Delaware, or a Foreign Action, in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the applicable provisions of our Certificate of Incorporation and Bylaws and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Although our Certificate of Incorporation and Bylaws will contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims or make such lawsuits more costly for stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Dividends
Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.
Anti-Takeover Provisions
Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Global Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Classified Board of Directors
Our Certificate of Incorporation provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. In all other cases and at any other time, directors may only be removed from our board of directors for cause by the affirmative vote of a majority of the shares entitled to vote. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.
Stockholder Action; Special Meeting of Stockholders
Our Certificate of Incorporation provides that our stockholders are not able to take action by written consent for any matter and may only take action at annual or special meetings. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws, unless previously approved by our board of directors. Our Certificate of Incorporation further provides that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer, our president or another officer selected by a majority of our board of directors, thus limiting the ability of a stockholder to call a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
In addition, our Bylaws establishes an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.
Amendment of Certificate of Incorporation or Bylaws
The DGCL provides generally that the affirmative vote of the holders of a majority in voting power of the shares entitled to vote is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our Bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders a majority of the votes which all our stockholders would be eligible to cast in an election of directors.

Section 203 of the DGCL
We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
Limitations on Liability and Indemnification of Officers and Directors
Our Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL, along with the right to have expenses incurred in defending proceedings paid in advance of their final disposition. We entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification and advancement provisions contained under our Bylaws and provided under Delaware law. In addition, as permitted by Delaware law, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders to recover monetary damages against a director for breach of fiduciary duties as a director.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of Immuneering Corporation. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such mergers or consolidations will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery, subject to certain limitations.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, in certain circumstances. Among other things, either the stockholder bringing any such action must be a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock must have thereafter devolved by operation of law, and such stockholder must continuously hold shares through the resolution of such action.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.
Trading Symbol and Market
Our Class A common stock is listed on the Nasdaq Global Market under the symbol “IMRX.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Immuneering,” “we,” “our” or “us” refer to Immuneering Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving entity or the successor person (if other than Immuneering) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Immuneering and the trustee receives written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Immuneering; and

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants.   The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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United States Federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
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to vote, consent or receive dividends;

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receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

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exercise any rights as shareholders of Immuneering.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Immuneering Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. Certain attorneys affiliated with Latham & Watkins LLP own shares of our Class A common stock.
EXPERTS
The consolidated financial statements of Immuneering Corporation as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 incorporated in this Prospectus by reference from the Immuneering Corporation Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Shares of Class A Common Stock
Pre-Funded Warrants to Purchase      Shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

Joint Bookrunners
Leerink PartnersOppenheimer & Co.
               , 2025